Exhibit 99.1

FTI Consulting, Inc.

777 South Flagler Drive, Suite 1500

West Palm Beach, FL 33401

+1.561.515.6078

Investor Contact

Mollie Hawkes

+1.617.747.1791

mollie.hawkes@fticonsulting.com

FTI CONSULTING ANNOUNCES NOMINATION OF DIRECTORS TO STAND FOR ELECTION AT 2013 ANNUAL MEETING OF STOCKHOLDERS AND THE DECISIONS OF CERTAIN INCUMBENT DIRECTORS NOT TO STAND FOR REELECTION

West Palm Beach, Fla., April 11, 2013 — FTI Consulting, Inc. (NYSE: FCN), the global business advisory firm dedicated to helping organizations protect and enhance their enterprise value, announced that on April 9, 2013, its Board of Directors nominated Brenda J. Bacon, Denis J. Callaghan, Claudio Costamagna, James W. Crownover, Jack B. Dunn, IV, Vernon Ellis, Gerard E. Holthaus, Marc Holtzman and Dennis J. Shaughnessy to stand for election as directors of FTI Consulting at the 2013 annual meeting of stockholders.

On April 7, 2013, Henrique de Campos Meirelles and George P. Stamas informed the Board of Directors of the Company that they will not stand for reelection to the FTI Consulting, Inc. Board of Directors at its 2013 annual meeting of stockholders. Mr. Meirelles has been a director of the Company since 2012. Mr. Stamas has been a director of the Company since 1992. Both of their terms of office as a director of the Company will expire at the 2013 annual meeting of stockholders. The Company expects that Mr. Stamas will continue his relationship with the Company as one of its outside legal counsel. The Company expects that Mr. Meirelles will provide services in an advisory role in Latin America.

Dennis J. Shaughnessy, Executive Chairman of the Board, stated, “The Board of Directors and FTI Consulting thank Mr. Stamas for his long tenure as a director and his dedicated service. The Board of Directors and FTI Consulting also thank Mr. Meirelles for his service during the past year.”

Stockholders will elect nine directors for one-year terms at the Company’s 2013 annual meeting of stockholders. On April 9, 2013, the Board also authorized a decrease of the overall size of the Board to nine directors from eleven directors, to be effective with the election of directors at that 2013 annual meeting of stockholders.

About FTI Consulting

FTI Consulting, Inc. is a global business advisory firm dedicated to helping organizations protect and enhance enterprise value in an increasingly complex legal, regulatory and economic environment. With more than 3,900 employees located in 24 countries, FTI Consulting professionals work closely with clients to anticipate, illuminate, and overcome complex business challenges in areas such as investigations, litigation, mergers and acquisitions, regulatory issues, reputation management and restructuring. More information can be found at www.fticonsulting.com.

Additional Information and Where to Find It

FTI Consulting intends to file with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement in connection with the election of certain nominees as directors and certain other matters to be considered by the stockholders of FTI Consulting at its 2013 annual meeting of stockholders. When completed, the definitive proxy statement will be sent or made available to the stockholders of FTI Consulting of record on March 25, 2013 and will contain important information about the proposed nominees for election as directors and the other matters to be considered at the 2013 annual meeting of stockholders. BEFORE MAKING ANY VOTING DECISION, FTI CONSULTING’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED NOMINEES FOR ELECTION AS DIRECTORS AND CERTAIN OTHER MATTERS TO BE CONSIDERED AT THE 2013 ANNUAL MEETING OF STOCKHOLDERS. This press release does not constitute a solicitation of any vote or approval.

Investors will be able to obtain these documents free of charge at the SEC’s Web site (www.sec.gov). In addition, documents filed with the SEC by FTI Consulting will be available free of charge from FTI Consulting, by contacting the Corporate Secretary at 777 South Flagler Drive, Phillips Point, Suite 1500 West Tower, West Palm Beach, Florida 33401.

Participants in the Solicitation

The directors, nominees for election as director, executive officers and certain other members of management and employees of FTI Consulting may be deemed “participants” in the solicitation of proxies from stockholders of FTI Consulting in connection with the matters to be considered at the 2013 annual meeting of stockholders. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of FTI Consulting in connection with such matters will be set forth in the definitive proxy statement to be filed with the SEC. In addition, you can find information about FTI Consulting’s executive officers and directors in its Annual Report on Form 10-K for the year ended December 31, 2012 and in its definitive proxy statement filed with the SEC on April 20, 2012.

# # #